SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 27, 2002

SUMMIT PROPERTIES PARTNERSHIP, L.P.

(Exact name of Registrant as specified in charter)

Delaware	0-22411	56-1857809

(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification no.)

309 E. Morehead Street, Suite 200, Charlotte, NC 28202
(Address of principal executive offices) (Zip code)

(704) 334-3000
(Registrant’s telephone number, including area code)

N/A
(Former name, former address and former fiscal year, if changed since last report)

Item 5. Other Events.

     On September 27, 2002, Summit Properties Partnership, L.P., a Delaware limited partnership (the “Operating Partnership”), entered into Amendment No. 2 (the “Amendment”) to the Amended and Restated Credit Agreement, dated as of September 26, 2000, as amended, by and among the Operating Partnership, as borrower, Summit Properties Inc., a Maryland corporation and the sole general partner of the Operating Partnership (the “Company”), as guarantor, the lenders listed therein and Wachovia Bank, National Association (formerly First Union National Bank), as administrative agent (the “Credit Agreement”). The Amendment modifies certain definitions and covenants included in the Credit Agreement. These modifications are set forth in the Amendment which is attached hereto as Exhibit 10.3 and incorporated herein by reference.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(a)	Financial Statements of Business Acquired	Not Applicable.

(b)	Pro Forma Financial Information	Not Applicable.

(c)	Exhibits.

10.1	Amended and Restated Credit Agreement, dated as of September 26, 2000, by and among the Operating Partnership, the Company, the lenders listed therein and Wachovia Bank, National Association (formerly First Union National Bank), as Administrative Agent (incorporated by reference to Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2000, File No. 001-12792)

10.2	Amendment No. 1 to Amended and Restated Credit Agreement, dated as of July 6, 2001, by and among the Operating Partnership, the Company, and the lenders listed therein (incorporated by reference to Exhibit 10.4 to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2001, File No. 001-12792)

10.3	Amendment No. 2 to Amended and Restated Credit Agreement, dated as of September 27, 2002, by and among the Operating Partnership, the Company and the lenders listed therein.

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUMMIT PROPERTIES PARTNERSHIP, L.P.

Dated: October 3, 2002	By:	Summit Properties Inc., Its General Partner

	By:	/s/ Gregg D. Adzema

Name: Gregg D. Adzema Title: Executive Vice President and
Chief Financial Officer

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